EXHIBIT 4.1
                                 -----------

NUMBER                                                              SHARES

             INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA


                           RAIKE FINANCIAL GROUP, INC.

                   AUTHORIZED 20,000,000 SHARES COMMON STOCK

THIS CERTIFIES THAT                 **SPECIMEN***                     is the
registered holder of ________________________________________________ Shares
of the above corporation, which are fully paid and non-assessable and transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal be hereunto affixed this ____ day of _________________, A.D. 19______.




____________________________     [SEAL]        _____________________________
                   PRESIDENT                                       SECRETARY